Filed pursuant to Rule 424(b)(5)
Registration No. 333-252267

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 28, 2021)

1,694,820 Shares

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering to certain purchasers, 1,650,473 shares of our common stock, par value $0.001 per share, at an offering price of $2.75 per share. In addition, we are offering 44,347 shares of our common stock to our executive officers and directors who are also participating in this offering at an offering price of $3.98 per share, which is the consolidated closing bid price of our common stock on The Nasdaq Capital Market on July 19, 2023.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AWH.”

As of July 19, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $23.9 million, based on 5,340,498 shares of outstanding common stock held by non-affiliates as of such date, and a price of $4.47 per share, which was the last reported sale price of our common stock (as adjusted for our reverse stock split) on The Nasdaq Capital Market on May 23, 2023. We have sold approximately $40,000 of shares pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our common stock having an aggregate offering price of up to approximately $7.9 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. Please read the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

We have engaged A.G.P./Alliance Global Partners, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement. We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering, except that, with respect to proceeds raised in this offering from 182,447 shares of common stock to be sold to certain purchasers, including our executive officers and directors, the placement agent cash fee will be 3.5% of such proceeds.

	Per Share	Total
Offering price	$2.75	$4,538,800
Offering price to executive officers and directors(1)	$3.98	$176,501
Placement agent fees(2)	$0.18	$310,601
Proceeds to Aspira Women’s Health Inc. before expenses(2)(3)	$2.60	$4,404,700

(1)

Aspira’s executive officers and directors participating in this offering are purchasing 44,347 shares of common stock at $3.98 per share, which was the consolidated closing bid price of our common stock on The Nasdaq Capital Market on July 19, 2023.

(2)	Includes the reduced fee of 3.5% with respect to 182,447 shares of common stock to be sold to certain purchasers, including our executive officers and directors.
(3)

We have also agreed to reimburse the placement agent for certain of its offering-related expenses. See the section titled “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding the compensation to be received by the placement agent.

Delivery of the shares of common stock is expected to be made on or about July 24, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is July 20, 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 28, 2021, including the documents incorporated by reference therein, provides more general information that may not relate to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and A.G.P./Alliance Global Partners, the placement agent for this offering, is not making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

All references in this prospectus supplement and the accompanying prospectus to “Aspira,” “Aspira Women’s Health,” “the company,” “we,” “us,” “our” or similar references refer to Aspira Women’s Health Inc. and its wholly owned subsidiaries, except where the context otherwise requires or as otherwise indicated.

This prospectus supplement and the accompanying prospectus include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement or the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of the company and this offering, you should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement, the accompanying prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering. If you invest in our securities, you are assuming a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Our Company

Our mission is to transform the state of women’s health, globally, starting with ovarian cancer. We aim to eradicate late-stage detection of ovarian cancer when the prognosis is most dire, and to ensure that our solutions will meet the needs of women of all ages, races, ethnicities and stages of the disease. Our goal is to develop a lifelong relationship with each patient, ensuring each woman has access to best-in-class risk assessment tools.

We are dedicated to the discovery, development and commercialization of innovative testing options and bio-analytical solutions that help physicians assess risk, optimize patient management and improve gynecologic health outcomes for women. We are particularly focused on closing the ethnic disparity gap in ovarian cancer risk assessment and developing solutions for pelvic diseases such as pelvic mass risk assessment and endometriosis. Our tests are intended to determine risk, detect disease, and help guide decisions regarding patient treatment, which may include decisions to refer patients to specialists, to perform additional testing, to assist in monitoring patients and to help guide clinical management. A distinctive feature of our approach is the combination of multi-modal diagnostics and data. Our goal is to combine multiple biomarkers, additional modalities and diagnostics, clinical risk factors and patient data into a single, reportable index score that has a higher diagnostic accuracy than any of its individual constituents, which includes the current standard of care. We concentrate our development on novel diagnostic tests for gynecologic disease, with an initial focus on ovarian cancer. We also intend to address clinical questions related to early disease detection, treatment response, monitoring of disease progression and prognosis through collaborations with leading academic and research institutions.

Our Authorized Capital Stock

On February 6, 2023, following the approval by our stockholders at a special meeting of stockholders held on February 6, 2023, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, increasing our authorized shares of common stock to 200,000,000 shares. As of February 6, 2023, we also had 5,000,000 shares of undesignated preferred stock authorized.

Corporate Information

We were originally incorporated in 1993. Our principal executive offices are located at 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400. We maintain a website at www.aspirawh.com where general information about us is available.

We make available, free of charge on our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after filing such reports with the SEC. Alternatively, you may access these reports at the SEC’s website at www.sec.gov. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and the inclusion of our website address is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We have elected to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common stock offered by us	1,694,820 shares

Common stock to be outstanding immediately after this offering	10,168,933 shares

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $4.2 million, based on the offering price of $2.75 per share of common stock to certain purchasers, and the offering price of $3.98 per share of common stock to our executive officers and directors. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including general and administrative expenses, research and development expenses and capital expenditures. See the section titled “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	An investment in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

The Nasdaq Capital Market symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “AWH.”

The number of shares of common stock outstanding immediately after this offering is based on 8,329,543 shares of common stock outstanding as of March 31, 2023, and excludes as of such date:

•

766,585 shares of common stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of March 31, 2023, with a weighted-average exercise price of $21.05 per share;

•	17,412 shares of common stock issuable upon the vesting of outstanding restricted stock units as of March 31, 2023;

•

93,112 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2023, as well as an additional 333,333 shares reserved for future issuance under our 2019 Equity Incentive Plan at our 2023 annual meeting of stockholders held in May 2023; and

•	799,985 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2023, with an exercise price of $13.20 per share.

In February 2023, we entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, dated February 7, 2023, relating to the sale of shares of our common stock, par value $0.001 per share. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $12,500,000 from time to time through Cantor, acting as our agent. In connection with this offering, we suspended and are no longer offering any shares of our common stock pursuant to the prospectus supplement, dated February 10, 2023, related to the Sales Agreement. We will not make any sales of common stock pursuant to the Sales Agreement unless and until a prospectus supplement (or new registration statement, if applicable) is filed with the Securities and Exchange Commission; however, the Sales Agreement remains in full force and effect.

Except as otherwise noted, all the information in this prospectus supplement further assumes (i) no exercise of outstanding stock options or warrants, or vesting and settlement of outstanding restricted stock units, and (ii) a 1-for-15 reverse stock split of our common stock effected on May 11, 2023.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock, including pursuant to the Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, we have a significant number of outstanding stock options, restricted stock units and warrants exercisable into shares of our common stock. To the extent that outstanding stock options or warrants are exercised, or restricted stock units vest and settle, investors purchasing our securities in this offering may experience further dilution in the future. Furthermore, a significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock in a negative manner, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

If you purchase shares of our common stock in this offering, you will suffer immediate dilution of your investment.

If you invest in our common stock, your ownership interest would be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2023, was $827,000, or $0.10 per share. Net tangible book value is total tangible assets less our total liabilities divided by the number of shares of common stock outstanding as of March 31, 2023. The offering price per share in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering and investors will incur immediate and substantial dilution. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

An active trading market for our common stock may not be sustained following this offering.

Although our common stock is listed on The Nasdaq Capital Market, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or sell your shares at all. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Risks Related to Our Securities

If we fail to maintain compliance with the Nasdaq minimum listing requirements, our common stock will be subject to delisting. Our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if our common stock is delisted.

Our common stock is currently listed on the Nasdaq Capital Market, which has qualitative and quantitative listing criteria. If we are unable to meet all of the Nasdaq continued listing requirements, Nasdaq could determine to delist our common stock.

On July 11, 2023, we received a deficiency letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC stating that for the 30 consecutive business days prior to the date of the Notice, our minimum Market Value of Listed Securities was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). Nasdaq has provided us with 180 calendar days, or until January 8, 2024 (the “Compliance Date”), to regain compliance with the MVLS Requirement. If we regain compliance with the MVLS Requirement prior to the Compliance Date, Nasdaq will provide written confirmation to us and close the matter.

To regain compliance with the MVLS Requirement, the market value of our common stock must meet or exceed $35.0 million for a minimum of 10 consecutive business days during the 180-day grace period ending on the Compliance Date, unless the Staff exercises its discretion to extend this ten consecutive business day period. We are evaluating potential actions to regain compliance with the MVLS Requirement and intends to actively monitor the market value of its listed securities. We may also, if appropriate, consider other options to regain compliance with Nasdaq’s continued listing standard such as by increasing its stockholders’ equity to at least $2.5 million. Prior to the Compliance Date, we will receive written notification that its securities are subject to delisting, at which point the Company may appeal the delisting determination. There can be no assurance that we will be successful in maintaining its listing of its common stock on the Nasdaq Capital Market.

If we fail to regain compliance, our common stock will be subject to delisting. Delisting from The Nasdaq Capital Market could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties.

These statements involve a number of risks and uncertainties. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements speak only as of the date on which this prospectus supplement is filed with the Securities and Exchange Commission (the “SEC”), and, except as required by law, Aspira Women’s Health Inc. (“Aspira” and, together with its subsidiaries, the “Company,” “we,” “our,” or “us”) does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such date.

•

projections or expectations regarding our future test volumes, revenue, price, cost of revenue, operating expenses, research and development expenses, gross profit margin, cash flow, results of operations and financial condition;

•	whether we are able to maintain the listing of our common stock on the Nasdaq Capital Market;

•

our plan to broaden our commercial focus from ovarian cancer to differential diagnosis of women with a range of gynecological diseases, including additional pelvic disease conditions such as endometriosis and benign pelvic mass monitoring;

•

our planned business strategy and strategic business drivers and the anticipated effects thereof, including partnerships such as those based on our Aspira Synergy product, as well as other strategies, specimen collaboration and licensing;

•

plans to expand our existing products Ova1, Overa, Ova1Plus and Aspira Synergy on a global level, and to launch and commercialize our new products, OvaWatch, OvaWatch serial monitoring for longitudinal use, and EndoCheck;

•

plans to develop new algorithms, molecular diagnostic tests, products and tools and otherwise expand our product offerings, including plans to develop a product using genetics, proteins and other modalities to assess the risk of developing cancer when carrying a pathogenic variant associated with hereditary ovarian cancer that is difficult to detect through a diagnostic test;

•

plans to establish payer coverage and secure contracts for current and new products, including OvaWatch and EndoCheck separately and expand current coverage and secure contracts for Ova1, Overa and Ova1Plus;

•	expectations regarding coverage, including local and/or national coverage determinations, under Novitas, the Company’s Medicare Administrative Contractor;

•

plans that would address clinical questions related to early disease detection, treatment response, monitoring of disease progression, prognosis and other issues in the fields of oncology and women’s health;

•	anticipated efficacy of our products, product development activities and product innovations, including our ability to improve sensitivity and specificity over traditional diagnostic biomarkers;

•	expected competition in the markets in which we compete;

•	plans with respect to Aspira Labs, Inc. (“Aspira Labs”), including plans to expand or consolidate Aspira Labs’ testing capabilities;

•	expectations regarding continuing future services provided by Quest Diagnostics Incorporated;

•	expectations regarding continuing future services provided by BioReference Health, LLC;

•	plans to develop informatics products and develop and perform laboratory developed tests (“LDTs”);

•	plans related to potential future FDA submission for Break Through Status;

•	Food and Drug Administration (“FDA”) oversight changes of LDTs;

•	plans regarding future potential expansion outside of the US;

•	plans to develop a race or ethnicity-specific pelvic mass risk assessment;

•

expectations regarding existing and future collaborations and partnerships for our products, including plans to enter into decentralized arrangements for our Aspira Synergy product and provide and expand access to our risk assessment tests;

•	plans regarding future publications;

•	expectations regarding potential collaborations with governments, legislative bodies and advocacy groups to enhance awareness and drive policies to provide broader access to our tests;

•

our ability to continue to comply with applicable governmental regulations, including regulations applicable to the operation of our clinical labs, expectations regarding pending regulatory submissions and plans to seek regulatory approvals for our tests within the United States and internationally, as applicable;

•	our continued ability to expand and protect our intellectual property portfolio;

•	anticipated liquidity and capital requirements;

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement.

Other sections of this prospectus supplement may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties, including those discussed in “Risk Factors” on page S-4 of this prospectus supplement, that could cause actual results to differ materially from those projected in such forward-looking statements due to various factors, including our ability to continue as a going concern; our ability to comply with Nasdaq’s continued listing requirements; impacts resulting from potential changes to coverage of Ova1 through our Medicare Administrative Carrier for Ova1; impacts resulting from or relating to the COVID-19 pandemic and actions taken to contain it; anticipated use of capital and its effects; our ability to increase the volume of our product sales; failures by third-party payers to reimburse for our products and services or changes to reimbursement rates; our ability to continue developing existing technologies and to develop, protect and promote our proprietary technologies; plans to develop and perform LDTs; our ability to comply with FDA regulations that relate to our products and to obtain any FDA clearance or approval required to develop and commercialize medical devices; our ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; our ability to compete successfully; our ability to obtain any regulatory approval required for our future diagnostic products; or our suppliers’ ability to comply with FDA requirements for production, marketing and post-market monitoring of our products; our ability to maintain sufficient or acceptable supplies of immunoassay kits from our suppliers; in the event that we succeed in commercializing our products outside the United States, the political, economic and other conditions affecting other countries; changes in healthcare policy; our ability to comply with environmental laws; our ability to comply with the additional laws and regulations that apply to us in connection with the operation of Aspira Labs; our ability to use our net operating loss carryforwards; our ability to use intellectual property; our ability to successfully defend our proprietary technology against third parties; our ability to obtain licenses in the event a third party successfully asserts proprietary rights; the liquidity and trading volume of our common stock; the concentration of ownership of our common stock; our ability to retain key employees; our ability to secure additional capital on acceptable terms to execute our business plan; business interruptions; the effectiveness and availability of our information systems; our ability to integrate and achieve anticipated results from any acquisitions or strategic alliances; future litigation against us, including infringement of intellectual property and product liability exposure; and additional costs that may be required to make further improvements to our laboratory operations.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of 1,694,820 shares of common stock of approximately $4.2 million, based on the offering price of $2.75 per share of common stock to certain purchasers and the offering price of $3.98 per share of common stock to our executive officers and directors, after deducting placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including general and administrative expenses, research and development expenses and capital expenditures.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and collaboration efforts and technological advances. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering.

As of March 31, 2023, our net tangible book value was $827,000, or $0.10 per share. Our net tangible book value per share represents the amount of total tangible assets reduced by the amount of total liabilities, divided by the total number of shares of common stock outstanding as of March 31, 2023.

After giving effect to our sale in this offering of 44,347 shares of common stock to our executive officers and directors at an offering price of $3.98 per share and after deducting placement agent fees and allocated estimated offering expenses of $10,000 payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been $987,000, or $0.12 per share. This represents an immediate increase of net tangible book value of $0.02 per share to our existing stockholders and an immediate dilution of $3.86 per share to our executive officers and directors purchasing shares in this offering. The following table illustrates this per share dilution.

Offering price per share of common stock for executive officers and directors		$3.98
Net tangible book value per share at March 31, 2023	$0.10
Increase per share attributable to executive officers and directors purchasing shares in this offering	0.02

As adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering		0.12

Dilution per share to new executive officers and directors purchasing shares in this offering		$3.86

After giving effect to our sale in this offering of 1,650,473 shares of common stock at an offering price of $2.75 per share and after deducting placement agent fees and allocated estimated offering expenses of $240,000 payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been $4.9 million, or $0.49 per share. This represents an immediate increase of net tangible book value of $0.39 per share to our existing stockholders and an immediate dilution of $2.26 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution.

Offering price per share of common stock		$2.75
Net tangible book value per share at March 31, 2023	$0.10
Increase per share attributable to new investors purchasing shares in this offering	0.39

As adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering		0.49

Dilution per share to new investors purchasing shares in this offering		$2.26

The above discussion and table are based on 8,329,543 shares outstanding as of March 31, 2023, and excludes as of such date:

•

766,585 shares of common stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of March 31, 2023, with a weighted-average exercise price of $21.05 per share;

•	17,412 shares of common stock issuable upon the vesting of outstanding restricted stock units as of March 31, 2023;

•

93,112 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2023, as well as an additional 333,333 shares reserved for future issuance under our 2019 Equity Incentive Plan at our 2023 annual meeting of stockholders held in May 2023; and

•	799,985 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2023, with an exercise price of $13.20 per share.

To the extent that outstanding options or warrants are exercised, or restricted stock units vest and settle, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

PLAN OF DISTRIBUTION

We engaged A.G.P./Alliance Global Partners, or the placement agent, to act as our placement agent in connection with this offering. The placement agent is not purchasing any securities offered by us in this offering, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. We have entered into a securities purchase agreement directly with investors who have agreed to purchase securities in this offering.

We will deliver the shares being issued to the investors upon receipt of investor funds for the purchase of the shares offered pursuant to this prospectus supplement. We expect to deliver the shares of common stock being offered hereby on or about July 24, 2023.

We have agreed to indemnify the placement agent and specified other persons against specified liabilities, including liabilities under the Securities Act and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering as set forth in the table below, except that, with respect to proceeds raised in this offering from certain purchasers, including our executive officers and directors, the placement agent cash fee will be reduced to 3.5% of such proceeds.

	Per Share	Total
Offering price(1)	$2.75	$4,538,800
Offering price	$3.98	$176,501
Placement agent fees(2)	$0.18	$310,601
Proceeds to Aspira Women’s Health Inc. before expenses	$2.57	$4,404,700

(1)

Aspira’s executive officers and directors participating in this offering are purchasing 44,347 shares of common stock at $3.98 per share, the consolidated closing bid price of our common stock on The Nasdaq Capital Market on July 19, 2023.

(2)	Includes the reduced fee of 3.5% with respect to 182,447 shares of common stock to be sold to certain purchasers, including our executive officers and directors.

We have also agreed to reimburse the placement agent for its accountable offering-related legal expenses in an amount up to $75,000 and pay the placement agent a non-accountable expense allowance of $30,000.

We estimate the total expenses of this offering payable by us will be approximately $250,000. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $4.2 million.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of the placement agent, subject to certain exceptions. Specifically, these individuals have agreed, in part, not to:

•	offer, pledge, sell, contract to sell or otherwise dispose of our securities or any securities convertible into or exercisable or exchangeable for shares of common stock;

•

enter into any swap or other arrangement that transfers to another. in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our securities, in cash;

•	make any demand for or exercise any right with respect to the registration of any of our securities; or

•	publicly disclose the intention to make any offer, sale, pledge or disposition of, or to enter into any transaction, swap, hedge, or other arrangement relating to any of our securities.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

We have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus supplement. This means that, during the applicable lock-up period, subject to certain limited exceptions, we may not: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the prospectus supplement related to this offering or a registration statement on Form S-8 in connection with any employee benefit plan.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “AWH.”

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the issuance of the securities being sold in this offering. Thompson Hine LLP, New York, New York, is representing the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Aspira Women’s Health Inc. as of December 31, 2022 and 2021 and for the years then ended incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.A.) an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.aspirawh.com. Information contained on or accessible through our website is not a part of this prospectus supplement and accompanying prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-34810):

•

our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023; including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on  March 30, 2023;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 15, 2023;

•

our Current Reports on Form 8-K filed with the SEC on February  7, 2023, February  10, 2023, March  2, 2023, March  3, 2023, March  30, 2023, May  10, 2023, May  11, 2023 (as to Items 5.03 and 9.01), May  16, 2023, June  2, 2023, June  28, 2023, July  14, 2023 and July 20, 2023 (in each case, except for information contained therein which is furnished rather than filed);

•

the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 6, 2010 (File No.  001-34810), and any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400

Attn: Corporate Secretary

PROSPECTUS

$100,000,000 Aggregate Offering Price of

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS, RIGHTS AND UNITS

Aspira Women’s Health Inc., a Delaware corporation (“ASPIRA”), may offer and sell from time to time, in one or more offerings, common stock, preferred stock, debt securities, warrants, rights and units for an aggregate initial offering price up to $100,000,000 in amounts, at prices and on terms that ASPIRA will determine at the time of the offering.

This prospectus describes general terms that apply to these securities. When we decide to sell a particular class or series of these securities, we will provide specific terms of the securities, including the initial offering price and the aggregate amount of the offering, in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you invest in our securities.

We may offer and sell these securities in the same offering or in separate offerings; to or through underwriters, dealers or agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution with respect to the securities covered by this prospectus, see the section entitled “Plan of Distribution” beginning on page 12 of this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AWH.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. YOU SHOULD CONSIDER THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS, IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND, IF APPLICABLE, IN RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE BUYING ANY OF OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 28, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to the aggregate amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement may add to, update or change information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement.

A prospectus supplement may describe, as applicable: the terms of the securities; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, any related free writing prospectus provided or approved by us and the other information to which we refer you. We have not authorized any person to provide you with different or inconsistent information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or the applicable prospectus supplement or any related free writing prospectus provided or approved by us. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates, and the delivery of this prospectus, the applicable prospectus supplement, any related free writing prospectus, or any sale of a security thereunder, shall not, under any circumstances, create any implication to the contrary.

We urge you to carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Important Information Incorporated by Reference.”

Unless the context requires otherwise, all references in this prospectus to “ASPIRA,” “the Company,” “we,” “us,” “our” or similar references mean Aspira Women’s Health Inc. together with its consolidated subsidiaries.

ASPIRA WOMEN’S HEALTH INC.

Our Company

Our core mission is to transform the state of women’s health, globally, starting with ovarian cancer. We aim to ensure that women of all ages, stages and ethnicities have the best solutions available to assess their personalized risk of ovarian cancer at the earliest stage when it matters most. Our end goal is to serve a large global pelvic mass population and overall women’s health sector with a platform coupled with proprietary science and data tools, which will drive better health and wellbeing for each patient we serve.

We are dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve outcomes for women. Our tests are intended to detect and to help guide decisions regarding patient treatment, which may include decisions to refer patients to specialists, to perform additional testing, or to assist in monitoring patients. A distinctive feature of our approach is the combination of multi-modal diagnostics and data. Our goal is to combine multiple biomarkers, other modalities and diagnostics, clinical risk factors and patient data into a single, reportable index score that has higher diagnostic accuracy than its constituents. We concentrate our development on novel diagnostic tests for gynecologic disease, with an initial focus on ovarian cancer. We also intend to address clinical questions related to early disease detection, treatment response, monitoring of disease progression and prognosis through collaborations with leading academic and research institutions.

Corporate Information

We were originally incorporated in 1993, and we had our initial public offering in 2000. Our executive offices are located at 12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400. We maintain a website at www.aspirawh.com where general information about us is available. Our website, and the information contained therein, is not incorporated by reference into this prospectus, and you should not consider information contained on our website to form any part of this prospectus.

RISK FACTORS

Investing in our securities involves substantial risks. Please carefully consider the risk factors described in our most recent Annual Report on Form 10-K, any subsequent updates in our Quarterly Reports on Form 10-Q and in any other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, and the matters discussed under “Disclosure Regarding Forward-Looking Statements” below, before making an investment decision. Additional risk factors may be included in any prospectus supplements relating to securities described in this prospectus. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations or cash flow. Other risks and uncertainties that we do not now consider to be material or of which we are not now aware may become important factors that affect us in the future and could result in a complete loss of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements speak only as of the date on which the document in which they appear is filed with the SEC, and, except as required by law, we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after such dates.

These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described in the applicable prospectus supplement or in any document incorporated by reference herein or therein.

These factors include, among others: our ability to continue as a going concern; our ability to increase the volume of our product sales; failures by third-party payers to reimburse OVA1, Overa, OVA1plus or ASPiRA GenetiX or changes or variances in reimbursement rates; our ability to secure additional capital on acceptable terms to execute our business plan; our ability to comply with Nasdaq’s continued listing requirements to remain publicly traded; in the event that we succeed in commercializing OVA1, Overa, OVA1plus and ASPiRA GenetiX outside the United States, the political, economic and other conditions affecting other countries; our ability to continue developing existing technologies; our ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; our ability to compete successfully; our ability to obtain any regulatory approval required for our future diagnostic products; our or our suppliers’ ability to comply with the Food and Drug Administration’s (“FDA”) requirements for production, marketing and post-market monitoring of our products; additional costs that may be required to make further improvements to our manufacturing operations; our ability to maintain sufficient or acceptable supplies of immunoassay kits from our suppliers; our ability to continue to develop, protect and promote our proprietary technologies; our ability to use intellectual property directed to diagnose biomarkers; our ability to successfully defend our proprietary technology against third parties; future litigation against us, including infringement of intellectual property and product liability exposure; our ability to retain key employees; business interruptions; changes in healthcare policy; our ability to comply with environmental laws; our ability to comply with the additional laws and regulations that apply to us in connection with the operation of ASPiRA LABS, Inc.; our ability to comply with FDA regulations that relate to our products and develop and perform laboratory developed tests according to regulatory requirements; our ability to integrate and achieve anticipated results from any acquisitions or strategic alliances; our ability to use our net operating loss carryforwards; the liquidity and trading volume of our common stock; the concentration of ownership of our common stock; and impacts resulting from or relating to the COVID-19 pandemic and actions taken to contain it; expected timing and receipt of proceeds from the State of Connecticut Department of Economic Development loan; expectations regarding the forgiveness of the Paycheck Protection Program loan under the Coronavirus Aid, Relief, and Economic Security Act, anticipated use of capital and its effects; and plans to begin offering COVID-19 antigen testing.

You should read this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should not put undue reliance on any forward-looking statement. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or that we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for working capital, general corporate purposes, and additional commercial investment, including investing in sales and marketing capabilities, additional key strategic hires and product portfolio expansion. We may also use a portion of the net proceeds from any offering to acquire or invest in complimentary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of any offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and on the provisions of our Fourth Amended and Restated Certificate of Incorporation, dated January 22, 2010, as amended effective June  19, 2014 and June  11, 2020 (our “Certificate of Incorporation”), and our Sixth Amended and Restated Bylaws, effective June 11, 2020 (our “Bylaws”). This information is qualified entirely by reference to the applicable provisions of the DGCL, our Certificate of Incorporation, and our Bylaws. For information on how to obtain copies of our Certificate of Incorporation and our Bylaws, please refer to the heading “Where You Can Find More Information” in this prospectus.

Our Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of January 20, 2021, 104,622,376 shares of our common stock were outstanding, 7,931,239 shares of our common stock were subject to outstanding options (assuming, in the case of performance-based options, full attainment of the respective performance measures) and no shares of our common stock were subject to outstanding restricted stock unit awards. There were 6,747,432 shares of our common stock reserved for future issuance to employees, directors and consultants pursuant to our stock incentive plans. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. In all matters other than the election of directors, stockholder approval requires the affirmative vote of the majority of the holders of our common stock entitled to vote on the subject matter unless the matter is one upon which, by express provision of law, our Certificate of Incorporation or our Bylaws, a different vote is required. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Dividend Rights

Subject to preferences to which holders of preferred stock may be entitled and the rights of certain of our stockholders set forth in the Stockholders Agreement (as defined below), holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. We have never paid or declared any dividend on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable. As described under “Stockholders Agreement,” certain holders of our common stock have the right to purchase shares in connection with most equity offerings made by the Company.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any outstanding shares of any senior class of securities. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

As of January 20, 2021, there were no shares of our preferred stock outstanding.

Our Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption terms and liquidation preferences as shall be determined by our Board of Directors. Any issuance of shares of preferred stock could adversely affect the voting power or rights of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Warrants

We may issue warrants to purchase shares of our common stock or shares of our preferred stock. We will issue warrants under one or more warrant agreements between us and a warrant agent we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the aggregate number of warrants offered;

•	the title of the warrants;

•	the designation, number and terms of the shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Rights

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which such right expires;

•	the designation and terms of any securities with which the warrants are issued;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

Units

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain information with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

Stockholders Agreement

In connection with a private placement in May 2013, we entered into a stockholders agreement with the purchasers named therein (the “Stockholders Agreement”). Pursuant to and subject to the terms of the Stockholders Agreement, certain of the investors received rights to participate in any future equity offerings on the same price and terms as other investors. These rights terminate for each investor when that investor ceases to beneficially own at least 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement. As a result, some or all of such investors may participate in future equity offerings made pursuant to this prospectus.

In addition, the Stockholders Agreement prohibits the Company from taking material actions without the consent of at least one of the two primary investors (Jack W. Schuler, on the one hand, and Oracle Partners, LP and Oracle Ten Fund Master, LP, on the other hand). These material actions include:

•	making any acquisition with value greater than $2 million;

•

entering into, or amending the terms of agreements with Quest Diagnostics, provided that such investors’ consent shall not be unreasonably withheld, conditioned or delayed following good faith consultation with the Company;

•	submitting any resolution at a meeting of stockholders or in any other manner changing or authorizing a change in the size of our Board of Directors;

•	offering, selling or issuing any securities senior to our common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;

•	amending our Certificate of Incorporation or our Bylaws in any manner that affects the rights, privileges or economics of our common stock;

•	taking any action that would result in a change in control of ASPIRA or an insolvency event;

•

paying or declaring dividends on any securities of the Company or distributing any assets of the Company other than in the ordinary course of business or repurchasing any outstanding securities of the Company; or

•	adopting or amending any stockholder rights plan.

In addition, the two primary investors each received the right to designate a person to serve on our Board of Directors. These rights terminate for each investor when that investor ceases to beneficially own less than 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement.

Section 203 of the Delaware Corporation Law

We are subject to Section 203 of the DGCL, which prevents an “interested stockholder” (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation’s outstanding voting stock), from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, subject to exceptions, unless:

•

before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.

Effect of Certain Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Our Certificate of Incorporation eliminates the right of stockholders to call special meetings of stockholders or to act by written consent without a meeting, and our Bylaws require advance notice for stockholder proposals and director nominations, which may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Our Certificate of Incorporation authorizes undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us. The amendment of any of the provisions of our Certificate of Incorporation described in the immediately preceding paragraph would require approval by our Board of Directors and the affirmative vote of at least 66 2/3% of our then outstanding voting securities, and the amendment of any of the provisions of our Bylaws described in the immediately preceding paragraph would require approval by our Board of Directors or the affirmative vote of at least 66 2/3% of our then outstanding voting securities.

Transfer Agent

The transfer agent for our common stock is EQ Shareowner Services.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AWH.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus. In this “Description of Debt Securities,” unless otherwise indicated, “we,” “our,” “the Company” and similar words refer to Aspira Women’s Health Inc. and not any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates;

•	through agents;

•	a combination of any these methods; or

•	any other method permitted pursuant to applicable law.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•

in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated

in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us on one hand, and the underwriters, dealers and agents, on the other hand.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the prospectus supplement.

Market Making, Stabilization and Other Transactions

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Trading Market and Listing of Securities

Any common stock sold or resold pursuant to a prospectus supplement will be listed on the Nasdaq Stock Market or on such other national securities exchange as our common stock may then be listed. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, will pass upon the validity of the securities being registered by the registration statement of which this prospectus is a part. Michael A. Gordon, a stockholder of the Company, is a partner in such firm. As of January 20, 2021, Mr. Gordon beneficially owned securities representing less than 1% of the outstanding shares of our common stock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Aspira Women’s Health Inc. (formerly Vermillion, Inc.) as of December 31, 2019 and 2018 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that may be offered under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read any document we file with the SEC, including reports, proxy statements and information statements, on the SEC’s website at www.sec.gov. Our SEC filings are also available to the public at our website at www.aspirawh.com.

Information on the Company’s website, any subsection, page, or other subdivision of the Company’s website, or any website linked to by content on the Company’s website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference herein.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) subsequent to the date of the initial filing of the registration statement of which this prospectus forms a part until the offering of the securities covered by this prospectus is completed:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 7, 2020;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 14, 2020, August 14, 2020 and November 12, 2020, respectively;

(c)

Our Current Reports on Form  8-K filed with the SEC on January  31, 2020, March  17, 2020, April  28, 2020, May  7, 2020, June  11, 2020 (other than information furnished under Item 7.01), June  29, 2020, July  7, 2020 (other than information furnished under Item 7.01), September  21, 2020, November 12, 2020 (other than information furnished under Items 2.02 and 7.01 and the exhibits filed on such form that are related to such items), as amended on December  15, 2020, December  8, 2020 and December 15, 2020; and

(d)

The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 6, 2010 (File No. 001-34810), including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400

Attn: Corporate Secretary

1,694,820 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is July 20, 2023.